EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2011 relating to the consolidated financial statements of Oxis International, Inc. which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/  Seligson & Giannattasio, LLP
Seligson & Giannattasio, LLP
White Plains, New York
June 29, 2011